Exhibit (a) (1) (B)

LETTER OF TRANSMITTAL

TO TENDER SHARES OF COMMON STOCK OR CLASS B STOCK

OF

PUBCO CORPORATION

PURSUANT TO THE OFFER TO PURCHASE

DATED MAY 23, 2002

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM, EASTERN TIME, ON JUNE 21, 2002, UNLESS THE OFFER IS EXTENDED.

Complete and Sign on Next Page. Submit to Pubco with certificate(s) to sell shares.

By First Class Mail, By Express Mail, By Hand, By Overnight Delivery:

Pubco Corporation

Att: Stockholder Services

3830 Kelley Avenue

Cleveland OH 44114

Ladies and Gentlemen:

The undersigned hereby tenders to Pubco Corporation, a Delaware corporation (“Pubco”), the enclosed and/or below described shares of Pubco Common Stock or Class B Stock (the “Shares”) pursuant to Pubco’s offer to purchase Shares at $10 per Share, net to the seller in cash, upon the terms and subject to the conditions of the Offer to Purchase dated May 23, 2002 (the “Offer to Purchase”), of which the undersigned acknowledges receipt, and this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”).

Subject to, and effective upon, acceptance for payment of any or all of the Shares tendered with this Letter, in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Pubco all right, title and interest in and to all the Shares that are being tendered hereby that are accepted for payment and all distributions and rights in respect to such shares after the date hereof. The undersigned accepts the proration provisions and all other terms and conditions of the Offer. Pubco’s acceptance of any Shares from the undersigned will constitute a binding agreement between the undersigned and Pubco upon the terms and subject to the conditions of the Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby, that when any of such Shares are accepted for payment by Pubco, Pubco will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that none of the Shares will be subject to any adverse claim.

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All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Name(s)* and Address**

Share Certificate

# and Class of Shares***

Of Registered Holder

Number(s)

__________________________

____________

_____________________

__________________________

____________

_____________________

__________________________

____________

_____________________

* should be exactly as name(s) appears on the shares certificate. Check will be payable to this name unless Special Payment Instructions are completed.

** should be current address to which check is to be sent, unless Special Delivery Instructions are completed.

*** if applicable, number and class will be adjusted to reflect reverse stock split of 1990, conversion of Aspen Imaging into Pubco, conversion of Bobbie Brooks into Pubco and other events as necessary. All Shares evidenced by certificates sent in will be deemed to have been tendered unless clearly indicated otherwise in this column.

SIGN HERE and on Substitute Form W-9 attached:

X____________________________

Date:_________________

Signature of Owner

X____________________________

Signature of co-owner, if any

Sign exactly as name(s) appear on certificate(s). Corporate officers, agents, trustees and fiduciaries should indicate title. All holders must complete, sign and return attached form W-9.

[    ] check here if any of the share certificates that you own and wish to tender have been lost, destroyed or stolen.

[    ] ODD LOTS. Check here to represent and warrant that all shares owned are being tendered by a record or beneficial owner of fewer than 100 shares, who wishes to sell all of such shares without proration.

[    ] check here if shares are being tendered pursuant to a Notice of Guaranteed Delivery previously sent to Pubco and complete the following:

Name(s) of Registered Holder:

Window Ticket Number:

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

SPECIAL PAYMENT INSTRUCTIONS

To be completed ONLY if the check for the purchase price of the Shares and/or Share certificates evidencing Shares not tendered or not accepted for purchase are to be issued in the name of someone other than the name(s) of the registered holder(s) appearing on the certificate. If this section applies, holder must also sign below and signature must be guaranteed.

Issue to:

__________________________________________________________________

________________________________________________________________________

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the check for the purchase price of the Shares and/or Share certificates evidencing Shares not tendered or not accepted for purchase are to be mailed to someone other than the registered holder or to the registered holder(s) at the address other than appearing above. If this section applies, holder must also sign below and signature must be guaranteed.

Mail to:

__________________________________________________________________

________________________________________________________________________

_________________________________

Date:________________

Signature(s) of holder(s)

GUARANTEE OF SIGNATURE(S) (ONLY IF REQUIRED)

FOR USE BY FINANCIAL INSTITUTIONS ONLY

FINANCIAL INSTITUTIONS: PLACE MEDALLION GUARANTEE IN SPACE BELOW

Name of Firm:________________________________

Authorized Signature:__________________________

Name:______________________________________

Address:____________________________________

Area code and telephone number:________________

Dated:______________________________________

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS

OF THE OFFER

1.

GUARANTEE OF SIGNATURES.  Guarantee of signatures is not generally required. Guarantee of signatures is required if the holder(s) has (have) completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions”. Even then, guarantee of signatures is not required if the Shares are tendered for the account of an Eligible Institution. If guarantee of signatures is required, then all signatures on this Letter of Transmittal must be guaranteed by a firm that is a member of the Medallion Signature Guarantee Program, or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing being referred to as an “Eligible Institution”).

2.

DELIVERY OF LETTER OF TRANSMITTAL AND SHARE CERTIFICATES.  This Letter of Transmittal is to be used if Share Certificates are to be forwarded herewith. Share Certificates evidencing all physically tendered Shares, as well as a properly completed and duly executed Letter of Transmittal, or an Agent’s Message, and any other documents required by this Letter of Transmittal, must be received by Pubco prior to the expiration date (as defined in the Offer to Purchase). If Share Certificates are forwarded to the Pubco in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

Stockholders whose Share Certificates are not immediately available, who cannot deliver their Share Certificates and all other required documents to Pubco prior to the expiration date may tender their Shares pursuant to the guaranteed delivery procedure described in the Offer to Purchase. Pursuant to such procedure:  (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by Pubco, must be received by Pubco prior to the expiration date; and (iii) the Share Certificates evidencing all physically delivered Shares in proper form for transfer by delivery, together with a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or an Agent’s Message, and any other documents required by this Letter of Transmittal, must be received by Pubco within three business days after the expiration of the tender offer.

The method of delivery of this Letter of Transmittal, Share Certificates and all other required documents is at the option and risk of the tendering shareholder, and the delivery will be deemed made only when actually received by Pubco.

If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.  In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted and no fractional Shares will be purchased.  By execution of this Letter of Transmittal, all tendering shareholders waive any right to receive any notice of the acceptance of their Shares for payment.

3.

INADEQUATE SPACE.  If the space provided in any part of this Letter of Transmittal is inadequate, any further information may be listed on a separate schedule and attached hereto.

4.

PARTIAL TENDERS.  If fewer than all the Shares evidenced by any Share Certificate delivered Pubco herewith are to be tendered hereby, clearly so indicate in this Letter of Transmittal. In such cases, new Share Certificate(s) evidencing the remainder of the Shares that were evidenced by the Share Certificates delivered to Pubco herewith will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the box entitled “Special Delivery Instructions” on the reverse hereof, as soon as practicable after the expiration or termination of the Offer. All Shares evidenced by Share Certificates delivered to Pubco will be deemed to have been tendered unless otherwise indicated.

1.

 SIGNATURES ON LETTER OF TRANSMITTAL; STOCK POWER AND ENDORSEMENTS.  If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Share Certificates evidencing such Shares without alteration, enlargement or any other change whatsoever.

If any Shares tendered hereby is owned of record by two or more persons, all such persons must sign this Letter of Transmittal.

If any of the Shares tendered hereby are registered in the names of different holders, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such Shares.

If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, no endorsements of Share Certificates or separate stock powers are required.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares tendered hereby, the Share Certificate(s) evidencing the Shares tendered hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on such Share Certificate(s). Signatures on such Share Certificate(s) and stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal or any Share Certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority so to act must be submitted.

2.

STOCK TRANSFER TAXES.  Except as otherwise provided in this Instruction 6, Pubco will pay all stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price of any Shares purchased is to be made to, or Share Certificate(s) evidencing Shares not tendered or not purchased are to be issued in the name of, a person other than the registered holder(s), the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such other person will be deducted from the purchase price of such Shares purchased, unless evidence satisfactory to Pubco of the payment of such taxes, or exemption therefrom, is submitted. Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the Share Certificates evidencing the Shares tendered hereby.

3.

SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS.  If a check for the purchase price of any Shares tendered herewith is to be issued, or Share Certificate(s) evidencing Shares not tendered or not purchased are to be issued, in the name of a person other than the person(s) signing this Letter of Transmittal or if such check or any such Share Certificate is to be sent to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal but at an address other than the address of the registered holder, the appropriate sections on page 3 of this Letter of Transmittal must be completed.

4.

QUESTIONS AND REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions or requests for assistance may be directed to Pubco Corporation, Att: Stockholder Services. 3830 Kelley Avenue, Cleveland OH 44114. Please call our corporate secretary at (216)881-5300 x3200 or our assistant secretary at (216)881-5300 x3206. Requests for additional copies of the Offer to Purchase, this Letter of Transmittal or the Notice of Guaranteed Delivery should be directed to the same address and phone numbers as should requests to confirm delivery of shares.

5.

LOST, DESTROYED OR STOLEN CERTIFICATES. If you have lost, misplaced or destroyed your certificates for all or part of your shares, please call Pubco’s corporate secretary at (216)881-5300 x3200 or our assistant secretary at (216)881-5300 x3206 for instructions on submitting a lost share affidavit and a modest fee for a surety bond in lieu of submitting the lost, misplaced or destroyed certificates.

6.

SUBSTITUTE FORM W-9.  Each tendering shareholder is required to provide Pubco with a correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9, which is attached, and to certify, under penalties of perjury, that such number is correct and that such shareholder is not subject to backup withholding of federal income tax.  If a tendering shareholder has been notified by the Internal Revenue Service that such shareholder is subject to backup withholding, such shareholder must cross out item (2) of the Certification box of the Substitute Form W-9, unless such shareholder has since been notified by the Internal Revenue Service that such shareholder is no longer subject to backup withholding.  Failure to provide the information on the Substitute Form W-9 may subject the tendering shareholder to federal income tax withholding on the payment of the purchase price of all Shares purchased from such shareholder. If the tendering shareholder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such shareholder should write “Applied For” in the space provided for the TIN and complete the additional Certification. If “Applied For” is written and Pubco is not provided with a TIN within 60 days, Pubco will withhold on all payments of the purchase price to such shareholder until a TIN is provided to the Pubco.

IMPORTANT:  THIS LETTER OF TRANSMITTAL, PROPERLY COMPLETED AND DULY EXECUTED (TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES AND SHARE CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS) OR A PROPERLY COMPLETED AND DULY EXECUTED NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY PUBCO PRIOR TO THE EXPIRATION DATE.

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PAYER'S NAME: PUBCO CORPORATION.

SUBSTITUTE FORM W-9

PART I - Please provide the Taxpayer

Taxpayer Identification Number

Identification Number of the person

submitting this Letter of Transmittal in the

[

]

box at right and certify by signing and

dating below. THE TAXPAYER IDENTIFICATION

NUMBER FOR AN INDIVIDUAL IS GENERALLY HIS OR

HER SOCIAL SECURITY NUMBER.

PART II - Exempt Payee.  Check box at right if you are

[  ]

an exempt payee.

CERTIFICATION - Under penalties of perjury, the undersigned hereby certifies the following:

(1)

The Taxpayer Identification Number shown in Part I above is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);

(2)

I am not subject to backup withholding because (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholding; and

(3)

I am a U.S. person (including a U.S. resident alien).

NOTE:   You must cross out item (2) above if you have been notified by the Internal Revenue Service that you are currently subject to backup withholding because you failed to report all interest and dividends on your tax return.

Signature: ______________________________

Date: ___________________

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF UP TO 30% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. IN ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY RESULT IN A PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR ADDITIONAL DETAILS.

 PLEASE COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE "APPLIED FOR" IN THE BOX FOR THE TIN ON OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue

Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 30% of all reportable payments made to me will be withheld until I provide a number.

Signature _________________________

Date ________

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 (SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE)

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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For this type of account:

Give the SOCIAL SECURITY number of -

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1.  Individual

The individual

2.  Two or more individuals (joint

The actual owner of the account, or

    account)

if combined funds, the first

individual on the account (1)

3.  Custodian account of a minor

The minor (2)

    (Uniform Gift to Minors Act)

4.  a.  The usual revocable savings

The grantor-trustee (1)

trust account (grantor is

also trustee)

    b.  So-called trust account that

The actual owner (1)

is not a legal or valid trust

under state law

5.  Sole proprietorship

The owner (3)

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For this type of account:

Give the EMPLOYER IDENTIFICATION

number of -

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6.  A valid trust, estate, or pension

The legal entity (Do not furnish the

account

identifying number of the personal

representative or trustee unless the

legal entity itself is not designated

in the account title.) (4)

7.  Corporate

The corporation

8.  Partnership

The partnership

9.  Association, club, religious,

The organization

charitable, or other tax-exempt

organization

10.  A broker or registered nominee

The broker or nominee

11.  Account with the Department of

The public entity

Agriculture in the name of a

public entity (such as a state or

local government, school

district, or prison) that

receives agricultural program

payments

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(1)   List first and circle the name of the person whose number you furnish.

(2)   Circle the minor's name and furnish the minor's Social Security Number.

(3)   Show the name of the owner. The name of the business or the "doing business as" name may also be entered. Either the Social Security Number or the Employer Identification number may be used.

(4)   List first and circle the name of the legal trust, estate, or pension trust.

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

Obtaining a Number

If you do not have a Taxpayer Identification Number ("TIN") or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:

A corporation.

A financial institution.

An organization exempt from tax under Section 501(a), or an individual retirement account, or a custodian account under Section 403(6)(7) if the account satisfies the requirements of Section 401(f)(2).

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

Payments to nonresident aliens subject to withholding under Section 1441.

Payment to partnerships not engaged in a trade or business in the United States, and that have at least one nonresident alien partner.

Payments of patronage dividends where the amount received is not paid in money.

Payments made by certain foreign organizations.

Payments made to a nominee.

Section 401(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

Payments of tax exempt-interest (including the exempt-interest dividends under Section 852).

Payments described in Section 6049(6)(5) to nonresident aliens.

Payments on tax-free covenant bonds under Section 1451.

Payments made by certain foreign organizations.

Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. Complete the Substitute Form W-9 as follows: Enter your taxpayer identification number, check the box for "Exempt Payee," sign, date and return the form to the payer.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041 A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations thereunder.

Privacy Act Notice - Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. For 2002, payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties--(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER - If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING - If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION - Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TAXPAYER IDENTIFICATION NUMBERS - If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX

CONSULTANT OR THE INTERNAL REVENUE SERVICE

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